UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 20, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Sun Communities, Inc. (the "Company”) held its Annual Meeting of Stockholders on July 20, 2015 (the “Annual Meeting”). At the Annual Meeting the Company's stockholders approved Articles of Amendment (the “Charter Amendment”) to our Amended and Restated Articles of Incorporation, as amended and supplemented (the “Charter”), under which the number of authorized shares of our common stock, $0.01 par value per share, was increased from 90,000,000 to 180,000,000 and the number of authorized shares of our preferred stock, $0.01 par value per share, was increased from 10,000,000 to 20,000,000.

On July 22, 2015, the Company filed the Charter Amendment with the State Department of Assessments and Taxation of Maryland. The Charter Amendment was adopted by our board of directors and was approved by stockholders at the Annual Meeting. The Charter Amendment deletes Article V, Section 1 of the articles of incorporation and replaces it with the following:

“Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 200,000,000 shares, of which 180,000,000 shares are shares of Common Stock, $0.01 par value per share ("Common Stock”), and 20,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $2,000,000.”

The Charter Amendment was described more fully in the text of Proposal No. 5 in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2015.  The proxy statement also included a copy of the Charter Amendment in Appendix B. A copy of the Articles of Amendment, effective July 22, 2015, reflecting the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The votes cast with respect to each item of business properly presented at the Annual Meeting held on July 20, 2015 are as follows:

(a) Proposal 1 - Election of Directors

Stockholders elected ten directors to serve until the 2016 Annual Meeting of Stockholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephanie W. Bergeron	42,502,371	82,550	29,561	3,132,933
James R. Goldman	42,507,186	77,659	29,637	3,132,933
Brian M. Hermelin	42,495,620	89,545	29,317	3,132,933
Ronald A. Klein	39,296,455	3,288,375	29,652	3,132,933
Paul D. Lapides	41,704,797	879,585	30,100	3,132,933
Clunet R. Lewis	42,444,766	139,965	29,751	3,132,933
Ronald L. Piasecki	42,437,646	146,580	30,256	3,132,933
Randall K. Rowe	42,509,681	74,863	29,938	3,132,933
Gary A. Shiffman	41,390,468	576,205	647,809	3,132,933
Arthur A. Weiss	40,796,058	1,788,469	29,955	3,132,933

(b) Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstentions
45,633,980	81,326	32,109

(c) Proposal 3 - Non-binding Advisory Vote on Executive Compensation:

Stockholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,284,702	1,270,916	58,864	3,132,933

(d) Proposal 4 - Approval of our 2015 Equity Incentive Plan:

Stockholders approved the 2015 Equity Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,621,902	942,217	50,363	3,132,933

(e) Proposal 5 - Approval of an amendment to our articles of incorporation

Stockholders approved the Charter Amendment to increase the number of authorized shares of our common stock, $0.01 par value per share, from 90,000,000 to 180,000,000 and to increase the number of authorized shares of our preferred stock, $0.01 par value per share, from 10,000,000 to 20,000,000, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,178,664	1,399,127	36,691	3,132,933

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
3.1	Articles of Amendment dated July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 22, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Articles of Amendment dated July 22, 2015	Filed herewith